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                                                                   EXHIBIT 10.75

                                    SUBLEASE

         THIS SUBLEASE (this "SUBLEASE"} is dated for reference purposes as of December 23, 2002, and is made by and between Leadis Technology, Inc., a Delaware corporation ("SUBLESSEE"), and MTI, a Delaware corporation ("SUBLESSOR").

                                   RECITALS:

         This Sublease is made with reference to the following facts:

         A. John Arrillaga, Trustee, or his Successor Trustee, UTA dated 7/23/77 (John Arrillaga Separate Property Trust) as amended, and Richard T. Peery, Trustee, or his Successor Trustee, UTA dated 7/20/77 (Richard T. Peery Separate Property Trust) as amended, as landlord (the "MASTER LESSOR"), and MTI, Inc., a Delaware corporation, as tenant, entered into that certain Lease Agreement, dated as of September 8, 1994 (the "ORIGINAL MASTER LEASE") with respect to a portion ("ORIGINAL MASTER PREMISES") of that certain one story office building located at 474 Potrero Drive, Sunnyvale California which portion consisted of approximately 12,696 square feet of space. The Original Master Lease was amended by Amendment No. 1 to Lease dated as of October 25, 1996 ("FIRST AMENDMENT") which added to the Original Master Premises an additional 9,032 square feet for a total of 21,728 square feet of space which 21,727 square feet are hereinafter called the "MASTER PREMISES." The Original Master Lease was further amended by Amendment No. 2 to Lease dated as of March 10, 1998 ("SECOND AMENDMENT"). The Original Master Lease, the First Amendment and the Second Amendment are hereinafter collectively called the "MASTER LEASE." A true, correct and complete copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein. Sublessor is currently the original tenant under the Master Lease.

         B. Sublessee wishes to sublease a portion of the Master Premises consisting of approximately 4,450 square feet which portion is identified on Exhibit B attached hereto and incorporated herein by this reference ("SUBLEASED PREMISES"). Sublessor wishes to sublease the Subleased Premises to Sublessee on the terms and conditions contained herein.

         Accordingly, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Subleased Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the Subleased Premises on the terms and conditions contained herein. All capitalized terms in this Sublease shall have the meaning ascribed to them in the Master Lease unless otherwise defined herein.

         2.       Term:

                  2.1 Term: The term (the "TERM") of this Sublease shall be for a period commencing on January 26, 2003 if Sublessor has delivered possession of the Subleased Premises to Sublessee on or before such date (the "COMMENCEMENT DATE"). The Term shall end, without notice, on June 14, 2006 (the "EXPIRATION DATE"), unless this Sublease is sooner


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terminated pursuant to its terms or unless the Master Lease is sooner terminated pursuant to its terms. If for any reason delivery of possession of the Subleased Premises has not occurred on or before January 26, 2003, then this Sublease shall automatically be void and of no force or effect. On any such termination, neither Sublessor nor Sublessee shall have any rights against or obligations to the other, provided that Sublessor shall return to Sublessee any monies previously paid by Sublessee to Sublessor hereunder.

                  2.2 No Option to Extend: Sublessee hereby acknowledges that: (i) the expiration date of the Master Lease is June 14, 2006, (ii) Sublessor has no option whatsoever to extend the Term of the Master Lease, and
(iii) Sublessee must vacate the Subleased Premises fully and completely on or before June 14, 2006.

         3.       Rent:

                  3.1 Base Rent: Sublessee shall pay to Sublessor the rent ("BASE RENT") for the Subleased Premises in the following monthly amounts payable on the 15th of each month:

                           Months                         Amount
                           ------                       -----------
                             1                          ($2,580.00)

                            2-41                        ($4,000.00)

Sublessor and Sublessee agree that for all purposes under this Sublease, the Subleased Premises contains approximately Four Thousand Four Hundred Fifty (4,450) square feet of rentable area. Base Rent shall be paid in advance prior to occupancy.

                  3.2 Additional Rent: This Sublease is a Gross lease and it is the intent of the parties hereto that Sublessee shall have no costs, expenses or payments whatsoever in connection with the Subleased Premises or the Master Lease, and that all such costs, expenses and payments shall be the responsibility of Sublessor including utilities. Sublessee shall be responsible for Janitorial.

         4.       Master Lease:

                  4.1 Incorporation of Master Lease: The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms of the Master Lease, except as modified in this
Section 4, or as otherwise set forth in this Sublease, or as otherwise inconsistent with the terms or intent of this Sublease and except that: (a) wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted; (b) wherever in the Master Lease the word "Lease" appears, for the purposes of this Sublease, the word "Sublease" shall be substituted; and (c) wherever in the Master Lease the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease and agrees that this Sublease is subordinate and


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subject to the Master Lease, and that any termination of the Master Lease shall likewise terminate this Sublease. In the event of any conflict between an express term of this Sublease and an incorporated term, the express term shall take precedence and govern.

                           Termination of Master Lease: If Master Lessor and
Sublessor jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease given 365 days written notice with no changes to the monthly rental. In the event of the Master Lease termination, Sublessee shall be compensated by Sublessor for the unused portion of prepaid rental.

                  4.2 Time Allowances; Consents: With respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have the same number of days to perform the obligation, including, without limitation, curing any defaults.

                  4.3 Use: Sublessee may use the Subleased Premises only for those uses permitted under the Master Lease, and in no event for any use prohibited or restricted by the Master Lease or by law. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omissions which shall violate any term or condition of the Master Lease.

         5.       Right to Cure Defaults:

                  5.1 Sublessee's Rights: If Sublessor fails to perform any act on its part to be performed by Sublessor hereunder, then Sublessee may, but shall not be obligated to, after thirty (30) days after the date of Sublessee's written notice to Sublessor identifying the failure, and after the passage of any notice and cure periods, and subject to the terms of the Master Lease, perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable promptly by Sublessor to Sublessee, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

         6. Deposit: Sublessee shall pay Sublessor a security deposit in the amount of $4,000.00 upon execution of this Sublease agreement. In addition, the first month rent is due upon execution of this lease.

         7. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers other than Vandermade. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

         8. Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

         9. Commencement Date Violations: Notwithstanding anything contained herein to the contrary, Sublessee shall have no duty, liability or obligation whatsoever (financial


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or otherwise) for or with respect to any violation, breach or non-compliance of the Subleased Premises or Sublessor with respect to the Master Lease, any law, regulation, ordinance, statute rule or other governmental order that existed on the Commencement Date.

         10.      Intentionally Deleted

         11. As-Is: Sublessor hereby represents and warrants that as of the "Sublease Commencement Date" (i) to the best of Sublessor's knowledge, the roof and building systems (for example, HVAC, mechanical, electrical, plumbing, water and gas) are in good working order and repair, and (ii) to the best of Sublessor's knowledge, the Subleased Premises are not in violation of any ordinance, rule, code or regulation of any governmental agency and Sublessor has not received any notice of a possible violation. Except for the foregoing representations, warranties and covenants by Sublessor, Sublessee hereby subleases the Subleased Premises "as is" and "where is" with no other representation or warranty being made by Sublessor with respect to condition of the Subleased Premises, nor any other promise by Sublessor to repair same. Sublessor shall demise the space.

         12. Sublease and Assignment: Pursuant to the restrictions of the Master Lease, Sublessee may not sublease or assign all or any portion of this Sublease. Any such Sublease or assignment shall be null, void and of no force or effect. Sublessor and Sublessee acknowledge that this prohibition on subleasing and assignment is required specifically by Master Lessor. Sublessor and Sublessee recognize the difficulties that such a prohibition by Master Lessor could cause if Sublessee desires to consolidate or merge. Therefore, if: there shall occur (1) any assignment, merger or consolidation or other reorganization of or affecting Sublessee and if Sublessee is not the surviving corporation; or
(2) any involuntary assignment or sublease by reason of corporate reorganization, assignment, merger, consolidation, or for any other reason, then unless Master Lessor's and Sublessor's advance written consents are obtained (which consents may be withheld at their sole discretions), then this Sublease shall terminate on the occurrence of any of the foregoing events.

         13. Furniture: The Subleased Premises shall be delivered to Sublessee with the assets listed on Exhibit C attached hereto which may be used by Sublessee for no additional consideration throughout the Term. During the Sublease Term, none of the assets listed on Exhibit C may be removed by Sublessee from the Subleased Premises at any time and at the end of the term said assets shall be delivered by Sublessee to Sublessor in the condition in which they were delivered to Sublessee, reasonable wear and tear excepted.

         14. Company Logo Sign. The Sublessee has the right to put signage bearing the name and logo of the Sublessee at the roadside.

         15. Surrender: Notwithstanding the incorporation of Section 8 of the Master Lease, on expiration of the Term of this Sublease, or on any other termination of this Sublease, Sublessee shall not be required to remove any tenant improvements in or alterations to the Subleased Premises that were installed in the Subleased Premises prior to the Commencement Date.


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         16.      Termination Payment. If Master Lessor and Sublessor jointly and voluntarily elect to terminate the Master Lease and this Sublease as described in Section 4.2, above, then as of the termination, then Sublessor shall pay to Sublessee a termination payment equal to the unused rental as of the date of termination. If the Master Lease is terminated by reason of Sublessor's breach thereof, and if such breach is in no way related to or connected with a breach of this Sublease by Sublessee, and if after Master Lease termination the Master Lessor requires Sublessee to continue its tenancy under this Sublease at the Basic Rent paid by Sublessor under the Master Lease, then Sublessor shall pay to Master Lessor on a monthly basis, as and when due, the difference between the Basic Rent under the Master Lease and the Base Rent under this Sublease for the remaining term of this Sublease (or if earlier, its termination for any reason).

         17.      Miscellaneous:

                  17.1 Entire Sublease; Amendment: This Sublease (which includes all exhibits hereto) embodies the entire Sublease and understanding between the parties relating to the subject matter hereof, and all prior negotiations, agreements and understandings, oral or written, are hereby revoked, cancelled and rescinded and are all merged herein and superseded hereby. Any amendment to this Sublease, including, without limitation, any oral modification supported by new consideration, must be reduced to writing and signed by both parties in order to be effective.

                  17.2 Counterparts: Waiver: This Sublease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any waiver of the performance of any covenant, condition or promise by either party, in order to be effective, must be in a writing signed by the party who has allegedly waived the covenant, condition or promise in question.

                  17.3 Severability: Should any part, term or provision of this Sublease or any document required herein to be executed or delivered be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

                  17.4 Interpretation: The neuter gender includes the feminine and masculine, and vice-versa, and the singular number includes the plural. The word "person" includes, in addition to any natural person, a corporation, partnership, firm, trust, association, governmental body or other entity. Whether expressly stated or not in this Sublease, any indemnification, release, waiver, hold harmless, covenant to protect or covenant to defend made in this Sublease by one party in favor of the other party shall benefit not only such other party but each and all of its officers, directors, agents, employees, successors and assigns. The captions of the sections of this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction or meaning of the provisions of this Sublease.

                  17.5 Attorneys' Fees: In the event that any suit in law or equity, arbitration or other formal proceeding is instituted by either party to enforce or interpret any part of this Sublease, or to recover damages for breach thereof, the prevailing party shall be entitled


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to recover costs of suit incurred therein, and to also recover as an element of such costs (or as damages, only if not allowed as costs), a reasonable attorney fee to be fixed by the presiding tribunal. A party not entitled to recover costs shall not recover attorney fees. No sum of attorney fees shall be included in any computation of the amount of judgment or award for purposes of determining whether a party is entitled to recover costs of attorney fees.

                  17.6 Construction: The parties hereto agree that each party and its counsel or advisor have reviewed and revised this Sublease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Sublease or any amendments or exhibits hereto.

                  17.7 Notice: Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and served personally, sent by certified first-class mail, return receipt requested or sent by a commercial overnight courier service (e.g. FedEx). Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth below:

                           If to Sublessee:

                                    Prior to Commencement Date:

                                    Leadis Technology, Inc.
                                    3003 N. First Street, Suite 236
                                    San Jose, CA 95134
                                    Attn: Victor Lee, CFO

                                    After Commencement Date:

                                    Leadis Technology, Inc.
                                    474 Potrero Avenue
                                    Sunnyvale, CA 94086
                                    Attn: Victor Lee, CFO

                                    If to Sublessor:

                                    MTI Corporation
                                    4905 E. La Palma Avenue
                                    Anaheim, CA 92807

Either party may change its address by notifying the other party of the change of address. Notices shall be effective when received or refused, as evidenced by return receipt or courier's receipt slip.

                  17.8 Limitation of Liability: No personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Sublessor's or Sublessee's respective directors, officers, employees, consultants or advisors on account of


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this Sublease or on account of any covenant, undertaking or agreement of
Sublessor or Sublessee contained in this Sublease.

                  17.9 Sublessor's Covenants: Notwithstanding anything to the contrary in this Sublease, so long as Sublessee is not in default under this Sublease, Sublessor shall: (1) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder which would affect Sublessee's interests under this Sublease without, in each instance, Sublessee's prior written consent; and (2) pay the rent due and perform all of Sublessor's obligations under the Master Lease, except to the extent that Sublessee is obligated to perform such obligations under this Sublease. Sublessor shall (a) upon Sublessee's written request, notify Master Lessor of its nonperformance under the Master Lease and request that Master Lessor perform its obligations under the Master Lease.

                  17.10    Sublessor's Additional Representations and
Warranties: Sublessor represents and warrants that to the best of its actual knowledge as of Sublessor's signing of this Sublease: (i) the Master Lease is in full force and effect, and that it has received no written notice that there exists under the Master Lease any default or event of default by either Master Lessor or Sublessor or that there has occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; and (ii) it has received no written notice of any pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Master Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Master Lessor or Sublessor to perform their respective obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease and (iii) in all material respects, a true correct and complete copy of the Master Lease is attached hereto as Exhibit A. As used in this Section 17.10, Sublessor's "actual knowledge" shall mean the conscious knowledge of Frank Pedraza, in-house real estate counsel for Sublessor, with no duty to investigate.

                  IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:                      Leadis Technology. Inc., a Delaware corporation


                                By:  /s/ Victor K. Lee
                                    ------------------------------------------
                                     Victor K. Lee
                                    ------------------------------------------
                                Its: CFO
                                    ------------------------------------------

SUBLESSOR:                      MTI, a Delaware corporation


                                By:  /s/ Mark A. Franzen
                                    ------------------------------------------

                                    ------------------------------------------
                                Its: CFO
                                    ------------------------------------------


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                              ADDENDUM TO SUBLEASE

         This addendum to the sublease dated 12/23/02 made by and between Leadis Technology a Delaware corporation, hereinafter referred to as the ("Sublessee") and MTI Technologies, Corporation, a Delaware Corporation hereinafter referred to as the ("Sublessor").

                                    Whereas:

         3. Rent

         The rent is due on or before the 16th day of each month. A six percent (6%) Late payment penalty will be charged for any rental payment that is not received within five (5) working days from the date the rent is due. This includes any additional amounts that may become due under 3.2 of this agreement.

         3.2 Additional Rent:

         The Sublease is a Gross lease with the additional exception. Sublessee shall be responsible for it's prorated share of the utility cost for electricity over the allowed building usage of $4,133 per month. Any usage above this base amount will be charged on a quarterly basis to the Sublessee in the amount equal to 20%. percent of the total billings above the base amount charged to the Sublessor by the utility company.

         Sublessee shall have the right on any twelve month basis to audit at it's own expense the utility costs for electricity for the entire building and it's prorated share should Sublessee so choose to do so. Sublessor agrees to make these records available upon the Sublessee's written request within fifteen
(15) working days at it's offices in Anaheim or wherever the home office of the corporation may be at the time the demand for records is made.

         IN WITNESS WHEREOF, the parties have executed this addition to the original Sublease and it has become a part thereof as of the day and year first above written.

SUBLESSEE:                      Leadis Technology


                                By:  /s/ Victor K. Lee
                                    ------------------------------------------
                                     Victor K. Lee
                                    ------------------------------------------
                                Its: CFO
                                    ------------------------------------------

SUBLESSOR:                      MTI Technologies, Corporation


                                By:  /s/ Mark A. Franzen
                                    ------------------------------------------

                                    ------------------------------------------
                                Its: CFO
                                    ------------------------------------------

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                                  [FLOOR PLAN]